EXHIBIT 4.2


                      DIRECTORS ASSET CONDUIT CORPORATION,

                                  as Depositor,

                                       and

                             NORWEST MORTGAGE, INC.,
                                   as Seller,

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                               as Master Servicer,

                                       and
                         [---------------------------],
                                   as Trustee
                             -----------------------

                         POOLING AND SERVICING AGREEMENT
                        Dated as of _____________, 199__
                             ----------------------
                   Home Equity Loan Asset-Backed Certificates
                                 Series 199__-__

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                                TABLE OF CONTENTS

                                                                         PAGE

                                    ARTICLE I

                                   Definitions

Section 1.01.  Definitions...................................................1
Section 1.02.  Interest Calculations........................................19

                                   ARTICLE II

 Conveyance of Mortgage Loans; Original Issuance of Certificates, Tax Treatment

Section 2.01.  Conveyance of Mortgage Loans.................................20
Section 2.02.  Acceptance by Trustee........................................23
Section 2.03.  Representations and Warranties Regarding the
               Seller and the Master Servicer...............................24
Section 2.04.  Representations and Warranties of the Seller
               Regarding the Mortgage Loans.................................27
Section 2.05.  Representations and Warranties of the Depositor..............32
Section 2.06.  Substitution of Mortgage Loans...............................33
Section 2.07.  Execution and Authentication of Certificates.................34
Section 2.08.  Designation of Interests in REMIC............................34
Section 2.09.  REMIC Certificate Maturity Date..............................34
Section 2.10.  Tax Returns and Reports to Certificateholders................35
Section 2.11.  Tax Matters Person...........................................35
Section 2.12.  REMIC Related Covenants......................................35

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

Section 3.01.  The Master Servicer..........................................38
Section 3.02.  Collection of Certain Mortgage Loan Payments.................40
Section 3.03.  Withdrawals from the Collection Account......................41
Section 3.04.  Maintenance of Hazard Insurance; Property
               Protection Expenses..........................................42
Section 3.05.  Maintenance of Mortgage Impairment Insurance
               Policy.......................................................43
Section 3.06.  Fidelity Bond................................................43
Section 3.07.  Management and Realization Upon Defaulted
               Mortgage Loans...............................................44
Section 3.08.  Trustee to Cooperate.........................................45
Section 3.09.  Servicing Compensation; Payment of Certain
               Expenses by Master Servicer..................................46
Section 3.10.  Annual Statement as to Compliance............................46
Section 3.11.  Annual Servicing Report......................................47
Section 3.12.  Access to Certain Documentation and Information
               Regarding the Mortgage Loans.................................47
Section 3.13.  Maintenance of Certain Servicing Insurance
               Policies.....................................................47
Section 3.14.  Reports to the Securities and Exchange Commission............47
Section 3.15.  Reports of Foreclosures and Abandonments of
               Mortgaged Property, Returns Relating to
               Mortgage Interest Received from
               Individuals and Returns Relating
               to Cancellation of Indebtedness .............................48
Section 3.16.  Advances by the Master Servicer..............................48
Section 3.17.  Optional Purchase of Defaulted Mortgage Loans................48
Section 3.18.  Superior Liens...............................................49
Section 3.19.  Assumption Agreements........................................49
Section 3.20.  Payment of Taxes, Insurance and Other Charges................50

                                   ARTICLE IV

                Spread Account [and Certificate Insurance Policy]

Section 4.01.  Establishment of Spread Account; Deposits in
               Spread Account; Permitted
               Withdrawals from Spread Account..............................51

                                    ARTICLE V

            Payments and Statements to Certificateholders; Rights of
                               Certificateholders

Section 5.01.  Distributions................................................53
Section 5.02.  Calculation of the Certificate Rate..........................54
Section 5.03.  [Reserved]...................................................54
Section 5.04.  Compensating Interest........................................54
Section 5.05.  Statements...................................................54
Section 5.06.  [Intentionally Omitted]......................................57
Section 5.07.  Distribution Account.........................................57
Section 5.08.  Investment of Accounts.......................................57

                                   ARTICLE VI

                                The Certificates

Section 6.01.  The Certificates.............................................59
Section 6.02.  Registration of Transfer and Exchange of Certificates........59
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates............64
Section 6.04.  Persons Deemed Owners........................................64
Section 6.05.  Appointment of Paying Agent..................................64

                                   ARTICLE VII

                The Seller, the Master Servicer and the Depositor

Section 7.01.  Liability of the Seller, the Master Servicer and
               the Depositor................................................65
Section 7.02.  Merger or Consolidation of, or Assumption of the
               Obligations of, the Seller, the
               Master Servicer or the Depositor.............................65
Section 7.03.  Limitation on Liability of the Master Servicer
               and Others...................................................65
Section 7.04.  Master Servicer Not to Resign................................66
Section 7.05.  Delegation of Duties.........................................66
Section 7.06.  Indemnification of the Trust by the Master Servicer..........66

                                  ARTICLE VIII

                                     Default

Section 8.01.  Events of Default............................................68
Section 8.02.  Trustee to Act; Appointment of Successor.....................70
Section 8.03.  Waiver of Defaults...........................................70
Section 8.04.  Notification to Certificateholders...........................71

                                   ARTICLE IX

                                   The Trustee

Section 9.01.  Duties of Trustee............................................72
Section 9.02.  Certain Matters Affecting the Trustee........................73
Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans........74
Section 9.04.  Trustee May Own Certificates.................................75
Section 9.05.  Master Servicer to Pay Trustee's Fees and Expenses...........75
Section 9.06.  Eligibility Requirements for Trustee.........................76
Section 9.07.  Resignation or Removal of Trustee............................76
Section 9.08.  Successor Trustee............................................77
Section 9.09.  Merger or Consolidation of Trustee...........................77
Section 9.10.  Appointment of Co-Trustee or Separate Trustee................77
Section 9.11.  Limitation of Liability......................................78
Section 9.12.  Trustee May Enforce Claims Without
               Possession of Certificates...................................79
Section 9.13.  Suits for Enforcement........................................79

                                    ARTICLE X

                                   Termination

Section 10.01.  Termination.................................................80
Section 10.02.  Additional Termination Requirements.........................81

                                   ARTICLE XI

                            Miscellaneous Provisions

Section 11.01.  Amendment...................................................83
Section 11.02.  Recordation of Agreement....................................84
Section 11.03.  Limitation on Rights of Certificateholders..................84
Section 11.04.  Governing Law...............................................85
Section 11.05.  Notices.....................................................85
Section 11.06.  Severability of Provisions..................................85
Section 11.07.  Assignment..................................................86
Section 11.08.  Certificates Nonassessable and Fully Paid...................86
Section 11.09.  Third-Party Beneficiaries...................................86
Section 11.10.  Counterparts................................................86
Section 11.11.  Effect of Headings and Table of Contents....................86

                                                                          PAGE

EXHIBIT A - FORM OF CLASS A CERTIFICATE....................................A-1
EXHIBIT B - FORM OF RESIDUAL CERTIFICATE...................................B-1
EXHIBIT C - MORTGAGE LOAN SCHEDULE.........................................C-1
EXHIBIT D - MONTHLY INFORMATION DELIVERED TO TRUSTEE.......................D-1
EXHIBIT E - FORM OF MORTGAGE NOTE..........................................E-1
EXHIBIT F - FORM OF MORTGAGES..............................................F-1
EXHIBIT G - TRANSFER AFFIDAVIT.............................................G-1
EXHIBIT H - LETTER OF REPRESENTATIONS......................................H-1
EXHIBIT I - FORM OF REQUEST FOR RELEASE....................................I-1
EXHIBIT J - FORM OF INVESTMENT LETTER......................................J-1
EXHIBIT K - SPECIMEN CERTIFICATE INSURANCE POLICY..........................K-1
EXHIBIT L - DELINQUENCY AND LOSS INFORMATION...............................L-1

          This Pooling and Servicing Agreement, dated as of _____________, 199__, among Directors Asset Conduit Corporation, as Depositor (the "Depositor"), [Norwest Mortgage, Inc. ("Norwest Mortgage")], as Seller (the "Seller"), [Norwest Bank Minnesota, National Association ("Norwest Bank") as Master Servicer (the "Master Servicer")], and [_________________________], as Trustee (the "Trustee").

                          W I T N E S S E T H T H A T:

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

          Section 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          ACCOUNTS: Collectively, the Collection Account, the Distribution Account and the Spread Account.

          ACCRUAL PERIOD: As to any Mortgage Loan and Monthly Payment, the period commencing from and after the date through which interest was last paid up to and including the date of receipt of such Monthly Payment.

          ADJUSTMENT DATE: With respect to any Interest Period, the [second LIBOR Business Day] preceding the first day of such Interest Period.

          AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          AMOUNT AVAILABLE: As to any Distribution Date, the sum of (i) the Available Remittance Amount, (ii) the amount deposited to the Distribution Account from the Spread Account pursuant to Section 4.01(b)(i) and (iii) Insured Payments, in each case with respect to such Distribution Date.

          APPRAISED VALUE: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

          ASSIGNMENT OF MORTGAGE: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

          AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          AVAILABLE REMITTANCE AMOUNT: With respect to any Distribution Date, the sum of all amounts described in clauses (i) through (vii) inclusive, of
Section 3.02(b) received by the Master Servicer (including any amounts paid by the Master Servicer and the Seller and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b) and (b) excluding any amounts paid to the Master Servicer pursuant to Section 3.03(ii),
(iii), (vi), (vii) and (viii) as of the related Determination Date) during the related Due Period and deposited into the Collection Account as of the Determination Date. No amount included in the Available Remittance Amount by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

          BASE SPREAD ACCOUNT REQUIREMENT: As such amount may be reduced in accordance with the provisions hereof: (a) with respect to any Distribution Date occurring during the period commencing after the Closing Date and ending on the last day of the Due Period with respect to the Distribution Date occurring in [_________, 199__], [_____]% of the Cut-Off Date Pool Principal Balance; and (b) with respect to each Distribution Date commencing on _________, 199__, the Base Spread Account Requirement will equal the amount that is the greatest of (i) [__]% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the most recently ended Due Period and (ii) [_____]% of the Cut-Off Date Pool Principal Balance less the amount that is the product of (x) the amount (if any) by which [___]% of the Cut-Off Date Pool Principal Balance exceeds [___]% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the most recently ended Due Period and (y) a fraction, not to exceed 100%, the numerator of which is a whole number equal to the number of Distribution Dates, commencing on [_________, 199__], on which a Delinquency Trigger Event or a Loss Trigger Event did not occur, and the denominator of which is [___]; PROVIDED, HOWEVER, that upon the occurrence and continuance of a Capture Delinquency Trigger Event or a Capture Loss Trigger Event, on any Distribution Date the Base Spread Account Requirement shall equal the Base Spread Account Requirement on the previous Distribution Date plus the Monthly Excess Spread Amount for such Distribution Date; PROVIDED, FURTHER, HOWEVER, that the Base Spread Account Requirement shall not exceed the then outstanding Pool Balance. Notwithstanding the foregoing, after the period described in clause (a) above the minimum Base Spread Account Requirement shall not be less than [_____]% of the Cut-Off Date Pool Principal Balance.

          BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          BOOK-ENTRY CERTIFICATE: Any Class A Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law to be closed.

          CAPTURE DELINQUENCY TRIGGER EVENT: A Capture Delinquency Trigger Event will have occurred with respect to any Due Period if the average outstanding principal balance of Mortgage Loans in the Trust more than __ days delinquent over the prior _ months, each computed as of the first day of the related Due Period, is greater than or equal to [______]% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such Due Period. A Capture Delinquency Trigger Event will be deemed to have terminated as to any Distribution Date (subject to the reoccurrence of such event), if a Capture Delinquency Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

          CAPTURE LOSS TRIGGER EVENT: A Capture Loss Trigger Event will have occurred with respect to any Due Period (i) if as of the first day of such Due Period, the cumulative Loan Losses since the Cut- Off Date are greater than or equal to (A) if the first day of the Due Period is prior to [____________, 199__], [_____]% of the Cut-Off Date Pool Principal Balance, (B) if the first day of the Due Period is after [________, 199__] and prior to [_________, 199__], [_____]% of the Cut-Off Date Pool Principal Balance, (C) if the first day of such Due Period is after [________, 199__] and prior to [___________, 199__], [___]% of the Cut-Off Date Pool Principal Balance, (D) if the first day of such Due Period is after [__________, 199__] and prior to [__________, 199__], [____]% of the Cut- Off Date Pool Principal Balance, or (E) if the first day of such Due Period is after [_________, 199__], [____]% of the Cut-Off Date Pool Principal Balance or (ii) if in the 12-month period ending on the first day of such Due Period cumulative Loan Losses during such 12-month period are greater than or equal to [____]% of the Cut-Off Date Pool Principal Balance. A Capture Loss Trigger Event will be deemed to have terminated as to any Distribution Date (subject to the reoccurrence of such event), if a Capture Loss Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

          CERTIFICATE: Any Regular Certificate or Residual Certificate.

          CERTIFICATE OWNER: The Person who is the beneficial owner of a Book-Entry Certificate.

          CERTIFICATE RATE: With respect to the first Interest Period [____]%, and for any subsequent Interest Period, the sum of (a) LIBOR on the applicable Adjustment Date and (b) [___]%; PROVIDED, HOWEVER, that in no event shall the Certificate Rate with respect to any Interest Period exceed the Weighted Average Net Loan Rate for such Interest Period.

          CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 6.02.

          CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class A Certificate registered in the name of the Depository or any Person known to a Responsible Officer to be an Affiliate of the Depositor and (y) any Class A Certificate for which the Depositor or any Person known to a Responsible Officer to be an Affiliate of the Depositor is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer
(i) the Depositor or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Depositor and who makes the voting decision with respect to such Class A Certificates or (ii) the Depositor or such Affiliate is the Certificate Owner of all the Class A Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

          CIVIL RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          CIVIL RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount, if any, by which
(i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) the sum of (a) one month's interest on the Principal Balance of such Mortgage Loan at the rate equal to the sum of the Certificate Rate and the Premium Percentage, plus (b) the Servicing Fee for such Mortgage Loan payable to the Master Servicer for such Due Period.

          CLASS: As to the Certificates, the Class A or Residual Certificates.

          CLASS A CARRY-FORWARD AMOUNT: As of any Distribution Date, the excess of (i) the Class A Remittance Amounts as of each preceding Distribution Date over (y) the amount of the actual distributions of principal and interest to the Class A Certificateholders pursuant to Section 5.01(a)(i) and (ii) hereof on each such Distribution Date and not subsequently distributed.

          CLASS A CERTIFICATE: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A hereto.

          CLASS A CERTIFICATEHOLDER: A Holder of a Class A Certificate.

          CLASS A INTEREST REMITTANCE AMOUNT: As to any Distribution Date and the Class A Certificates, interest accrued during the related Interest Period at the Certificate Rate on the Class A Principal Balance immediately prior to the related Distribution Date, reduced by an amount equal to the Civil Relief Act Interest Shortfall, if any, for such Distribution Date.

          CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Certificate Principal Balance reduced by the sum of all amounts previously distributed to Class A Certificateholders in respect of principal on all previous Distribution Dates.

          CLASS A PRINCIPAL REMITTANCE AMOUNT: As to any Distribution Date, an amount equal to the lesser of (A) the Class A Principal Balance and (B) the sum of (i) each payment of principal received by the Master Servicer (exclusive of amounts described in clauses (ii) and (iii) hereof) in the related Due Period,
(ii) all Curtailments and all Principal Prepayments received during such related Due Period, (iii) all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (iv) the Unrecovered Class A Portion, (v) the Class A Carry-Forward Amount, and (vi) (a) the principal portion of the Purchase Price of any Defective Mortgage Loans and (b) any Substitution Adjustments (other than the portion of Substitution Adjustments relating to Servicing Advances) required to be deposited in the Collection Account as of the related Determination Date.

          CLASS A REMITTANCE AMOUNT: As to any Distribution Date, the sum of (i) the Class A Principal Remittance Amount and (ii) the Class A Interest Remittance Amount.

          CLOSING DATE: [________, 199__].

          CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

          COLLECTION ACCOUNT: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

          COMBINED LOAN-TO-VALUE RATIO or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

          COMPENSATING INTEREST: As to any Distribution Date, the amount calculated pursuant to Section 5.04.

          CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [_______________________________________________], Attention: [NAME] Home Equity
Loan Trust - 199__-__.

          CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

          CUT-OFF DATE: _____________, 199__.

          CUT-OFF DATE POOL PRINCIPAL BALANCE: $[------------------].

          CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.04).

          DCR: Duff & Phelps Credit Rating Co. or its successor in interest.

          DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan.

          DEFECTIVE MORTGAGE LOAN: Any Mortgage Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

          DEFINITIVE CERTIFICATES: As defined in Section 6.02(c).

          DELINQUENCY TRIGGER EVENT: A Delinquency Trigger Event will have occurred with respect to any Due Period if the average outstanding principal balance of Mortgage Loans in the Trust more than __ days delinquent over the prior _ months each computed as of the first day of the related Due Period, is greater than or equal to [____]% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such Due Period. A Delinquency Trigger Event will be deemed to have terminated as to any Distribution Date (subject to the reoccurrence of such event), if a Delinquency Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

          DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., as the registered Holder of Class A Certificates evidencing $[_________] in initial aggregate principal amount of the Class A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DETERMINATION DATE: With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

          DISTRIBUTION ACCOUNT: The account established by the Trustee pursuant to Section 5.07 hereof. The Distribution Account shall be an Eligible Account.

          DISTRIBUTION DATE: The fifteenth day of each month, or if such day is not a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

          DUE DATE: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

          DUE PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          ELECTRONIC LEDGER: The electronic master record of home equity mortgage loans maintained by the Master Servicer.

          ELIGIBLE ACCOUNT: An account that is either (i) maintained with a depository institution whose (a) short-term debt obligations at the time of any deposit therein and throughout the time the interest is maintained are rated in the highest short-term debt rating category by [________________] (b) short term and long-term debt obligations at the time of any deposit therein are rated at least [___] and [___], respectively, by [__________], (ii) an account or accounts maintained with a depository institution with a minimum long-term unsecured debt rating of [______], provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, or (iii) a segregated trust account maintained (A) with the corporate trust department of the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (B) with an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term unsecured debt rating of [______], by [________], or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

          ELIGIBLE INVESTMENTS: One or more of the following (excluding any callable investments purchased at a premium):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is [____] for [____________________] and [_____] for [______];

               (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of [___________] and [________________] in its highest unsecured short-term debt rating category;

               (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by [________________] and [__________] in their highest short-term rating categories;

               (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by [______________] and [________] in their respective highest rating category of long term unsecured debt;

               (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of [____] or [______] by [_________] and either [______] or [_____] by [_______________] or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency; and

               (vii) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than [____]% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than [___]% less than the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than [___]% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than [___] basis points higher than the Margin for the Defective Mortgage Loan; (v) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vi) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) have a Lifetime Rate Cap and a Periodic Rate Cap no lower than the Lifetime Rate Cap and Periodic Rate Cap, respectively, applicable to the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

          EVENT OF DEFAULT: As defined in Section 8.01.

          EXCESS SPREAD: With respect to any Distribution Date, the amount equal to the excess, if any, of the Amount Available (exclusive of Insured Payments) over the sum of the amounts distributed pursuant to Section 5.01(a)(i)-(iii).

          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation.

          FIRST LIEN: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

          FITCH: Fitch Investors Service, L.P. or its successor in interest.

          FNMA: The Federal National Mortgage Association.

          FORECLOSURE PROFITS: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

          I&I PAYMENTS: Payments due and owing under the Insurance and Indemnity Agreement other than pursuant to Section 3.02(a), the first sentence of Section 3.02(b), Section 3.02(c) and Section 3.04 of such Agreement.

          INDEX: With respect to each Interest Rate Adjustment Date for a Mortgage Loan, the lowest reported prime rate published daily in THE WALL STREET JOURNAL forty-five days prior to the related Interest Rate Adjustment Date; or if no such rate is published on such date, the lowest reported prime rate published in THE WALL STREET JOURNAL on the next date such rate is published, or, if the prime rate shall no longer be published in THE WALL STREET JOURNAL, or any successor thereto, then such other index as the Master Servicer shall reasonably select.

          INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

          INTEREST PERIOD: With respect to any Distribution Date other than the first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

          INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Loan Rate is adjusted in accordance with the related Mortgage Note.

          LIBOR: As to any Interest Period as follows: the rate for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Reuters Screen LIBO Page" means with respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBO Page as of _____ A.M., _________________ time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

          LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

          LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on Exhibit C hereto.

          LIQUIDATED MORTGAGE LOAN: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

          LIQUIDATION LOAN LOSSES: For each Liquidated Mortgage Loan the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Liquidation Proceeds realized thereon.

          LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

          LOAN LOSSES: The aggregate of the Liquidation Loan Losses for all Liquidated Mortgage Loans.

          LOAN RATE: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

          LOAN RATE CAP: With respect to each Mortgage Loan, the lesser of (i) the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

          LOSS TRIGGER EVENT: A Loss Trigger Event will have occurred with respect to any Due Period if (i) as of the first day of such Due Period, the cumulative Loan Losses since the Cut-Off Date exceed (A) if the first day of such Due Period is prior to [__________, 199__], [____]% of the Cut-Off Date Pool Principal Balance, (B) if the first day of such Due Period is after [__________, 199__] and prior to [__________, 199___], [____]% of the Cut-Off
Date Pool Principal Balance, (C) [________, 199__] if the first day of such Due Period is after [______, 199__] and prior to [_____________, 199__], [_____]% of the Cut-Off Date Pool Principal Balance, or (D) if the first day of such Due Period is after [

          MAJORITY CERTIFICATEHOLDER: The Holder or Holders of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

          MARGIN: As to any Mortgage Loan, the percentage set forth as the "Margin" for such Mortgage Loan on Exhibit C hereto.

          MASTER SERVICER: [Norwest Bank Minnesota, National Association ("Norwest Bank"), an affiliate of Norwest Mortgage, Inc.] or any successor thereto or any successor hereunder.

          MINIMUM LOAN RATE: With respect to each Mortgage Loan, the minimum Loan Rate under the terms of the related Mortgage Note, as set forth on Exhibit C hereto.

          MONTHLY ADVANCE: An advance made by the Master Servicer pursuant to
Section 3.16 hereof.

          MONTHLY EXCESS SPREAD AMOUNT: On any Distribution Date, the amount equal to the product of (i) 100% and (ii) the amount of the Excess Spread as of such Distribution Date; PROVIDED, HOWEVER, that the percentage set forth in clause (i) above may be reduced, at which time written notice shall be sent to the Seller, the Trustee, [________] and [_________].

          MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan.

          MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

          MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans included in the Trust on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Mortgage Loan (i) the Cut- Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut-Off Date, (vii) the first date on which a Monthly Payment is due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note, (ix) the remaining number of months to maturity as of the Cut-Off Date, (x) the Mortgaged Property State,
(xi) the Periodic Rate Cap, (xii) the Margin, (xiii) the Lifetime Rate Cap,
(xiv) the Minimum Loan Rate, (xv) the original Loan Rate, (xvi) the next Adjustment Date after the Cut-Off Date, (xvii) the type of property and (xviii) the lien status.

          MORTGAGE LOANS: The mortgage loans that are transferred and assigned to the Trustee pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Depositor, the Master Servicer or the Seller, as the case may be, from time to time pursuant to Section 2.02, 2.04, or 3.17, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

          MORTGAGE NOTE: With respect to a Mortgage Loan, the note pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

          MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

          MORTGAGED PROPERTY STATE: As to any Mortgage Loan, the state in which the related Mortgaged Property is located.

          MORTGAGOR: The obligor or obligors under a Mortgage Note.

          NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

          NET LOAN RATE: With respect to any Mortgage Loan as to any day, the Loan Rate less the Servicing Fee Rate.

          NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii), or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii), 3.03(vi), 4.01(b)(ii), 4.01(c), 5.01(a)(iv) and
5.01(a)(v).

          OFFICER'S CERTIFICATE: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Assistant Secretary, Controller or Assistant Controller of the Master Servicer and delivered to the Trustee.

         OPINION OF COUNSEL: A written opinion of counsel reasonably acceptable to the Trustee, who may be in-house counsel for the Master Servicer or the Depositor (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each Rating Agency, is reasonably acceptable to it.

          ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: $[-------------].

          ORIGINAL MORTGAGE LOANS: The Mortgage Loans identified in Exhibit C hereto, and conveyed, transferred, sold and assigned to, and deposited with, the Trustee pursuant to Section 2.01 hereof on the Closing Date.

          OWNERSHIP INTEREST: As to any Certificate, or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          PAYING AGENT: Any paying agent appointed pursuant to Section 6.05.

          PERCENTAGE INTEREST: As to any Class A Certificate, the percentage obtained by dividing the principal denomination of such Class A Certificate by the aggregate of the principal denominations of all Class A Certificates. With respect to a Residual Certificate, the portion of the Class evidenced thereby as stated on the face thereof, which shall be either 99.999999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.000001%.

          PERIODIC RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a periodic rate cap, the maximum percentage increase or decrease in the Loan Rate permitted for such Mortgage Loan over the Loan Rate in effect as of an Interest Rate Adjustment Date, as set forth on Exhibit C hereto.

          PERMITTED TRANSFEREE: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives describe in Code section
521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless or its connection with the conduct of a trade or business within the United States, and (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

          PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          POOL BALANCE: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

          POOL FACTOR: With respect to any Distribution Date, the percentage, carried to six places, obtained by dividing the Class A Certificate Principal Balance for such Distribution Date by the Original Class A Certificate Principal Balance.

          PREPAYMENT ASSUMPTION: An assumed constant rate of prepayment equal to [___]% per annum.

          PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act and/or any Debt Service Reduction) over
(ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

          PRINCIPAL BALANCE: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

          PROSPECTUS: The base prospectus dated [_______, 19__].

          PROSPECTUS SUPPLEMENT: The prospectus supplement dated [_______, 199_], relating to the offering of the Class A Certificates.

          PURCHASE PRICE: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon and (b) 30 days' interest thereon, computed at the applicable Loan Rate and (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan; PROVIDED, HOWEVER, that if at the time of repurchase the Seller is the Master Servicer, the amount described in clause (ii) shall be computed at the Net Loan Rate.

          RATING AGENCY: Any statistical credit rating agency, or its successor, that rated the Class A Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean [____] or better in the case of [_____________] and [_____] or better in the case of [________] and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "[____]" in the case of [_______________] and "[___]" in the case of [_______] and in the case of any other Rating Agency, such equivalent rating.

          RECORD DATE: The last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

          REFERENCE BANK RATE: As to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class A Principal Balance; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates are provided, LIBOR will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class A Principal Balance. If no such quotations can be obtained, LIBOR will be LIBOR applicable to the preceding Distribution Date.

          REFERENCE BANKS: Three major banks that are engaged in the London interbank market, selected by the Depositor after consultation with the Trustee.

          REGULAR CERTIFICATES: The Class A Certificates.

          REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Master Servicer or the Seller with respect to (i) Monthly Advances and Servicing Advances not previously reimbursed, (ii) any advances reimbursable and not previously reimbursed pursuant to Section 3.03(vi), Section 5.01(a)(iv), Section 4.01(b)(ii) or Section 4.01(c), and (iii) any other amounts reimbursable to the Master Servicer or the Seller prior to a distribution to the Residual Certificateholders pursuant to this Agreement.

          RELATED DOCUMENTS: As defined in Section 2.01.

          RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, second mortgage servicing standards the Master Servicer would use in servicing second mortgage loans for its own account and this Agreement.

          REMAINDER EXCESS SPREAD AMOUNT: As of any Distribution Date, the amount equal to the excess of the Excess Spread over the Monthly Excess Spread Amount.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC CERTIFICATE MATURITY DATE: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.10.

         REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

          REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO PROPERTY: A Mortgaged Property that is acquired by the Master Servicer on behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

          RESIDENTIAL DWELLING: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development or a townhouse.

          RESIDUAL CERTIFICATE: The Certificates executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

          RESIDUAL CERTIFICATEHOLDER: The holder of a Residual Certificate.

          RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or Master Servicer, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

          SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

          SELLER: [Norwest Mortgage, Inc., a California corporation,] or any successor thereto.

          SERVICING ADVANCES: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.04, 3.07 or 3.20 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.18, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Sections 3.03(ii), 3.03(vi), 3.07, 5.01(a)(iv), 5.01(a)(v), 4.01(b)(ii) and 4.01(c).

          SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer.

          SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 3.09.

          SERVICING FEE: As to each Mortgage Loan, the annual fee payable to the Master Servicer, which is calculated as an amount equal to [___]% per annum of the Principal Balance thereof. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

          SERVICING FEE RATE: [_____]%.

          SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

          SPREAD ACCOUNT: The account maintained pursuant to Section 4.01 which account shall not be an asset of the Trust for which a REMIC election is made.

          SPREAD ACCOUNT EXCESS: As defined in Section 4.01 hereof.

          STANDARD & POOR'S: Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., or its successor in interest.

          STARTUP DAY: The day designated as such pursuant to Section 2.09 hereof.

          SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(b) hereof in respect of the qualification of a Subservicer.

          SUBSERVICING AGREEMENT: Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

          SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Section 2.06, the excess of (i) the aggregate Principal Balances (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution), together with the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest calculated on a 360-day year thereon at the Loan Rate (or Net Loan Rate if the Seller is the Master Servicer), plus the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Defective Mortgage Loan over (ii) the Principal Balance of such Eligible Substitute Mortgage Loan.

          TAX MATTERS PERSON RESIDUAL INTEREST: A 0.000001% interest in the Residual Certificates, which shall be issued to and held by the Trustee.

          TRUST: The trust created by this Agreement, the corpus of which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account, the Spread Account and/or the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the Certificate Insurance Policy, certain hazard insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans and an assignment of the Depositor's rights hereunder and all proceeds of each of the foregoing.

          TRUSTEE: [_________________________], or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

          UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

          UNRECOVERED CLASS A PORTION: With respect to any Distribution Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Due Period, the excess, if any, of the Principal Balance thereof immediately prior to liquidation over Net Liquidation Proceeds of received during such Due Period.

          VALUATION: With respect to any Mortgaged Property at the time referred to herein, the Appraised Value of the Mortgaged Property based upon the most recent appraisal made by or on behalf of the Master Servicer or the originator of the related Mortgage Loan.

          WEIGHTED AVERAGE NET LOAN RATE: As to any Distribution Date, the average of the Net Loan Rates of the Mortgage Loans, as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year consisting of twelve 30-day months).

          Section 1.02. INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Principal Balance of a Mortgage Loan shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 365 days. All calculations of interest on the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 365 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                       Original Issuance of Certificates;
                                  Tax Treatment

Section 2.01. CONVEYANCE OF MORTGAGE LOANS.

          (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, all of its right, title and interest in and to each Mortgage Loan, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-Off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date. On or prior to the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule. Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans. With respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Seller shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-Off Date Principal Balance of such Mortgage Loan.

          (b) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trust, without recourse (subject to Sections 2.02 and 2.04), (i) all of its right, title and interest in and to each Mortgage Loan, including its Principal Balance and all collections in respect thereof received after the Cut-Off Date (exclusive of (a) payments in respect of accrued interest on the Mortgage Loans through the related Due Date in __________, 199__ and (b) the product of interest collections during the first Due Period and [_____]); (ii) all other assets included or to be included in the Trust for the benefit of Certificateholders; and (iii) the Depositor's rights [hereunder], including, without limitation, the representations and warranties of the Seller [hereunder] together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan.

          (c) In connection with such transfer, assignment and conveyance set forth in clause (b) above, the Depositor shall deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"):

               (i) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of [_________________________], as Trustee for [________] Home
          Equity Loan Trust 199__-__ without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer;

               (ii) Any of: (1) the original Mortgage, and related power of attorney, if any, with evidence of recording thereon, (2) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Seller or by the closing attorney by facsimile or manual signature, or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy if the original has been transmitted for recording until such time as the original is returned by the public recording office or (3) a copy of the Mortgage and related power of Attorney, if any, certified by the public recording office;

               (iii) The original Assignment of Mortgage in recordable form, from the Seller to "[_________________________], as Trustee for
          [________] Home Equity Loan Trust 199__-__". Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties in the same county, if permitted by applicable law;

               (iv) The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

               (v) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Seller, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the Seller by facsimile or manual signature as a true copy of the original of such intervening assignments; and

               (vi) Originals of all assumption, written assurance, substitution and modification agreements, if any.

          In instances where the original recorded Mortgage cannot be delivered by the Depositor to the Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording, the Depositor may in lieu of delivering such original recorded Mortgage, deliver to the Trustee a copy thereof, provided that the Seller certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor. In all such instances, the Depositor will deliver or cause to be delivered the original recorded Mortgage to the Trustee promptly upon receipt of the original recorded Mortgage but in no event later than one year after the Closing Date.

          The Seller hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

          (d) The parties hereto intend that the transaction set forth herein be a sale by the Depositor to the Trust of all the Depositor's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Depositor hereby grants to the Trust a security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other property described above; and this Agreement shall constitute a security agreement under applicable law.

          (e) Within 60 days of the Closing Date, the Seller, at its own expense, shall either (i) prepare and send for recording the Assignments of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records or (ii) deliver to the Trustee the Assignments of Mortgage in favor of the Trustee in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan (to the extent provided herein) or, in the event a court should recharacterize the conveyance of the Mortgage Loans (to the extent provided herein) as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within [ ] days following the Closing Date, such Assignment of Mortgage shall be submitted for recording within [ ] days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Trustee shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section 2.01(e) shall result in the obligation of the Seller to purchase or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.02.

          (f) The Trustee agrees, for the benefit of Certificate-holders, within [ ] days after execution and delivery of this Agreement, to review the Mortgage Files to ascertain that all required documents set forth in paragraphs (i) - (v) of Section 2.01(c) have been executed and received, and that the Mortgage Notes have been endorsed as set forth in Section 2.01(c), and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such [ ]-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller and the Depositor, and the Seller shall have a period of [ ] days after such notice within which to correct or cure any such defect.

          (g) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in subsection (f) of Section 2.01. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

          Section 2.02. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy and the sale and assignment of the Mortgage Loans, and, subject to the review and period for delivery provided for in Section 2.01, its receipt of the Mortgage Files, and declares that the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. If the Seller is given notice under Section 2.01(f) above and if the Seller does not correct or cure such omission or defect within the [ ]-day period specified in Section 2.01(f) above, the Seller shall purchase such Mortgage Loan from the Trustee on the Determination Date in the month following the month in which such [ ]-day period expired at the Purchase Price of such Mortgage Loan or upon the expiration of such [ ]-day period if the omission or defect would result in the related Mortgage Loan not being a Qualified Mortgage Loan for purposes of Section 860G(a)(3) of the Code. The Purchase Price for the purchased Mortgage Loan shall be deposited in the Collection Account no later than the applicable Determination Date or the Business Day preceding the expiration of such [ ]-day period, as the case may be, and, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

          The Master Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule, appropriately mark the Electronic Ledger and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

          Section 2.03. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER AND THE MASTER SERVICER.

               (a) The Seller represents and warrants that as of the Closing
          Date:

          (i) The Seller is duly organized, validly existing, and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller and to perform its obligations as Seller hereunder; the Seller has the full power and authority corporate and otherwise to own its property, to carry on its business as presently conducted to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other, similar laws relating to or affecting creditors' rights generally or by the application of general equitable principles in any proceeding, whether at law or in equity;

          (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the documents relating to the transactions contemplated by this Agreement, to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Seller and the performance by the Seller of its obligations as Seller under this Agreement and such of the other documents to which it is a party;

          (iii) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the articles of incorporation or bylaws of the Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture, contract or loan or credit agreement or other material instrument to which the Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

          (iv) Neither this Agreement nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (v) There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Seller, threatened, before any court, administrative agency or tribunal against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material prohibition or impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or which would draw into question the validity or enforceability of this Agreement or the Mortgage Loans or of the Certificates or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or render the Certificates invalid, seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated hereby;

          (vi) The Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

          (vii) With respect to any Mortgage Loan purchased by the Seller, the Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim; and

               (b) The Master Servicer represents and warrants that as of the Closing Date:

          (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer and to perform its obligations as Master Servicer hereunder; the Master Servicer has the full power and authority corporate and otherwise to own its property, to carry on its business as presently conducted to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer; and all requisite action has been taken by the Master Servicer to make this Agreement valid, binding and enforceable upon the Master Servicer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other, similar laws relating to or affecting creditors' rights generally or by the application of general equitable principles in any proceeding, whether at law or in equity;

          (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Master Servicer of the documents relating to the transactions contemplated by this Agreement, to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations as Master Servicer under this Agreement and such of the other documents to which it is a party;

          (iii) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of its charter or bylaws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture, contract or loan or credit agreement or other material instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

          (iv) Neither this Agreement nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

          (v) There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Master Servicer, threatened, before any court, administrative agency or tribunal against the Master Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or in any material prohibition or impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer or which would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

          (vi) The Master Servicer is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Master Servicer and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

          (vii) The Master Servicer is an approved seller/servicer of conventional first and second mortgage loans for FNMA and an approved seller/servicer of conventional second mortgage loans for FHLMC in good standing, and the Master Servicer's deposits are insured by the FDIC to the maximum extent permitted by law.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller or the Master Servicer, as the case may be, shall cure such breach in all material respects.

          Section 2.04. REPRESENTATIONS AND WARRANTIES OF THE SELLER REGARDING THE MORTGAGE LOANS. The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date:

                  (i) the information set forth in the schedule of Mortgage Loans appearing as Exhibit C hereto is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

                  (ii) immediately prior to the transfer and assignment contemplated by this Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  (iii) the mortgage is a valid, subsisting and enforceable first lien or second lien of record on the related Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for [a first lien as disclosed,] liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees, and, if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or a custodian with, any Mortgage which establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                    (iv) neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee or a custodian together with the related Mortgage;

                    (v) all taxes, governmental assessments, insurance premiums, and water, sever and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

                    (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                    (vii) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

                    (viii) except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under an applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                    (ix) the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

                    (x) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                    (xi) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 13 months preceding the Cut-Off Date;

                    (xii) the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

                    (xiii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                    (xiv) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date hereof;

                    (xv) the Mortgage Loan (except a T.O.P. Loan (loans originated by Norwest Mortgage or Norwest Funding in connection with the "Title Option Plus" program, as more fully described in the Prospectus under "Mortgage Loan Underwriting") and any Mortgage
          Loan secured by Mortgaged Property located in Iowa as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority or subordinate (as indicated) lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of- way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                    (xvi) the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
          (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

                    (xvii) to the best of the Seller's knowledge, there is on default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

                    (xviii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                    (xix) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                    (xx) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

                    (xxi) to the best of the Seller's knowledge, no mortgagor is a debtor in any state or Federal bankruptcy or insolvency proceeding;

                    (xxii) each Mortgage Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the forgoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

                    (xxiii) with respect to each Buy-Down Loan, the funds deposited in the Buy- Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amount required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement; and

                    (xxiv) each Mortgage Loan is a "Qualified Mortgage" within the meaning of Section 860G of the Code.

          No representations or warranties are made by the Seller or any other party as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by Certificateholders.

          With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Master Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Depositor, the Seller, the Master Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase from the Trust or substitute an Eligible Substitute Mortgage Loan as provided in Section 2.06 for such Mortgage Loan from the Trust. Any such purchase by the Seller shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. An Officers' Certificate and Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

          Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. (a) The Depositor represents and warrants to the Trustee on behalf of the Certificateholders as follows:

                    (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                    (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, (x) the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature and (y) the Depositor had full authority under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loan to sell the Mortgage Loan to the Trustee and such transfer will not impair the enforceability of the Mortgage Loans;

                    (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee; and

                    (iv) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

          Section 2.06. SUBSTITUTION OF MORTGAGE LOANS. (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04.

          (b) The Seller shall notify the Master Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section 2.02 or 2.04 of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Original Mortgage Loans, (2) a list of the Original Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officers' Certificate (A) stating that no failure by the Master Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate principal balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the aggregate principal balance of all Mortgage Loans as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.06, (4) an Opinion of Counsel to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such Original Mortgage Loans to the Seller.

          (c) Concurrently with the satisfaction of the conditions set forth in
Section 2.06(a) and (b) above and the grant of such Eligible Substitute Mortgage Loans to the Trustee pursuant to Section 2.06(a) above, Exhibit C to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

          (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day", the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Master Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

          Section 2.07. EXECUTION AND AUTHENTICATION OF CERTIFICATES. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, Class A Certificates in authorized denominations and the Residual Certificates, together evidencing the ownership of the entire Trust.

          Section 2.08. DESIGNATION OF INTERESTS IN REMIC. The Residual Certificates are hereby designated as the single class of "residual interests" in the Trust for purposes of the REMIC Provisions. The Regular Certificates are hereby designated as "regular interests" in the Trust for purposes of the REMIC Provisions.

          Section 2.09. REMIC CERTIFICATE MATURITY DATE. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the Regular Certificates is the Distribution Date in [__________].

          Section 2.10. TAX RETURNS AND REPORTS TO CERTIFICATEHOLDERS. (a) For federal income tax purposes, the Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

         (b) The Trustee shall prepare or cause to be prepared, execute and deliver to the Master Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations, or rules.

          (c) In the first federal income tax return of the Trust for its short taxable year ending _______________, 199__, REMIC status shall be elected with respect to all assets of the Trust other than the Spread Account for such taxable year and all succeeding taxable years.

          (d) The Trustee will maintain or cause to be maintained such records relating to the Trust, including but not limited to the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

          (e) The Master Servicer, upon request, shall promptly furnish the Trustee with all such information as may be required in connection with the Trustee's obligations pursuant to this Section 2.11.

          Section 2.11. TAX MATTERS PERSON. The tax matters person with respect to the Trust shall be the Trustee. The Trustee shall at all times hold the Tax Matters Person Residual Interest and shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Residual Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section 2.12.

          Section 2.12. REMIC RELATED COVENANTS. For as long as the Trust shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of the Trust as a REMIC and avoid the imposition of tax on the Trust. In particular:

          (a) The Trustee shall not create, or permit the creation of, any "interests" in the Trust within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificates.

          (b) Except as otherwise provided in the Code, the Depositor shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust after the start-up day unless such grant would not subject the Trust to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code
Section 860G(d).

          (c) The Trustee shall not accept on behalf of the Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

          (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02, 2.04 or 3.17), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article VIII.

          (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

          (f) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

               (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

               (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

               (ii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (vi) The amount and timing of any non-interest expenses of the REMIC; and

               (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Section 51 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement,
(ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of any of its obligations under this Agreement, or otherwise (iii) the Holders of the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor). Any tax imposed on the Trust Fund by Section 23151 or Section 23153 of the California Revenue and Taxation Code shall be timely paid by the Trustee out of its own funds without right of reimbursement therefor if such taxes arise solely from the Trustee's presence in California, and otherwise by the Master Servicer.

          The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify the Trust from treatment as a REMIC; and provided, that the Seller shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

          (g) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.06, 3.07 and 10.02 and other than taxes except as specified herein.

                                  ARTICLE III

                          Administration and Servicing
                                of Mortgage Loans

          Section 3.01. THE MASTER SERVICER. (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust.

          (b) The Master Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Master Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (1) (x) has been designated an approved Seller-Master Servicer by FHLMC or FNMA for first and second mortgage loans, or (y) is an affiliate of the Master Servicer, or (2) is otherwise approved by the Class A Certificateholders aggregating 51% of the Percentage Interests thereof. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

          (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(e). The Master Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          (e) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, unless the Trustee or designee elects to terminate any Subservicing Agreement. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Master Servicer ceased to be the Master Servicer hereunder. The Master Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

          (f) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Master Servicer, imminent, and (y) such waiver, modification, postponement or indulgence would not cause the REMIC to be disqualified or otherwise cause a tax to be imposed on the REMIC) the Master Servicer may not permit any modification with respect to any Mortgage Loan that would change the Loan Rate or the Margin, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Master Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

          Notwithstanding anything to the contrary contained herein, the Master Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices of prudent lending institutions and giving due consideration to the Certificateholders' reliance on the Master Servicer.

          (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee of the Opinion of Counsel required pursuant to
Section 7.04, the Trustee or its designee shall assume all of the rights and obligations of the Master Servicer, subject to Section 8.02 hereof. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

          (h) The Master Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

          (i) Consistent with the terms of this Agreement, the Master Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; PROVIDED, that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the Cut-Off Date.

          Section 3.02. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS. The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid for no more than 125 days; PROVIDED such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services; PROVIDED, FURTHER, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Master Servicer to the Trustee pursuant to Section 5.05.

          (b) The Master Servicer shall establish and maintain with [_______________________] a separate trust account (the "Collection Account") titled "[_________________________], as Trustee, in trust for the registered holders of Home Equity Loan Asset-Backed Certificates, Series 199__-__." The Collection Account shall be an Eligible Account. The Master Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date, and thereafter shall use its best efforts to deposit within one Business Day, and shall in any event deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

               (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the Cut-Off Date;

               (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans;

               (iii) all Net Liquidation Proceeds net of Foreclosure Profits;

               (iv) all Insurance Proceeds;

               (v) all Released Mortgaged Property Proceeds;

               (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04, 2.06 and 3.17; and

               (vii) any amount required to be deposited in the Collection Account pursuant to Section 3.05, 3.07, 3.16, 3.17, 5.03, 5.04, 5.08 or 10.01;

provided, however, with respect to each Due Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

          The Master Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Eligible Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments) pursuant to Section 5.08.

          Section 3.03. WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

               (i) on the Business Day prior to each Distribution Date, to deposit the Available Remittance Amount to the Distribution Account;

               (ii) to reimburse the Master Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to liquidation proceeds and insurance proceeds on related Mortgage Loans;

               (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

               (iv) to make investments in Eligible Investments and (b) subject to Section 5.08(e), to pay to the Spread Account or the Master Servicer, as the case may be, interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

               (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

               (vi) to pay the Master Servicer Servicing Compensation pursuant to Section 3.09 hereof to the extent not retained or paid pursuant to
          Section 3.02(b);

               (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.07;

               (viii) to reimburse the Master Servicer for (a) Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof and (b) expenses incurred pursuant to Section 7.03;

               (ix) to pay to the Seller (a) collections received in respect of accrued interest on the Mortgage Loans through the related Due Date in _____________ 199__ and (b) the product of collections in respect of interest during the first Due Period and [____]; and

               (x) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Residual Certificateholders.

          Section 3.04. MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES. The Master Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Master Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted second mortgage loan servicing standards. All such flood insurance shall be in amounts equal to the least of the amount in clause (i) above, clause (ii) above and the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          Section 3.05. MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY. In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy rating of A:VIII or better in Best's Key Rating Guide, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

          Section 3.06. FIDELITY BOND. The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Master Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Master Servicer Employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.06 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee or such Certificateholder a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters at [____________________] and [________________].

          Section 3.07. MANAGEMENT AND REALIZATION UPON DEFAULTED MORTGAGE LOANS. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interest of the Certificateholders.

          The Master Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer.

          The disposition of REO Property shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01 hereof.

          The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02 subject to the provisions contained in the last paragraph of this Section 3.07.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders.

          In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall (i) dispose of such Mortgaged Property within two years after its acquisition or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust by the Master Servicer (at the expense of the Trust) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Master Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Master Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Master Servicer shall give appropriate notice to the Trustee and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

          Nothing in this Section shall affect the Master Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.07, actual knowledge of the Master Servicer means actual knowledge of a Responsible Officer of the Master Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Master Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

          Section 3.08. TRUSTEE TO COOPERATE. Upon any Principal Prepayment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Master Servicer.

          In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

          Section 3.09. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. Subject to Section 5.04, the Master Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits, shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

          Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Master Servicer will deliver to the Trustee and the Rating Agencies, on or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 199__, an Officer's Certificate, signed by two (2) officers of the Master Master Servicer, stating that (i) the Master Servicer has fully complied with the provisions of Articles III and V, if applicable, (ii) a review of the activities of the Master Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (iii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall promptly notify the Depositor, the Trustee, [___] and [________] upon any change in the basis on which its fiscal year is determined.

          (b) The Master Servicer shall deliver to the Trustee, the Depositor and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Default.

          Section 3.11. ANNUAL SERVICING REPORT. Not later than the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 199__, the Master Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee to furnish a letter or letters to the Trustee, [______] and [________] to the effect that such firm has with respect to the Master Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

          Section 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. (a) The Master Servicer shall provide to the Trustee, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section
3.12 as a result of such obligation shall not constitute a breach of this
Section 3.12.

         (b) The Master Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the fourth Business Day following the last day of a Due Period, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any claim under the Certificate Insurance Policy.

          Section 3.13. MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such Association.

          Section 3.14. REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Master Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          Section 3.15. REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY, RETURNS RELATING TO MORTGAGE INTEREST RECEIVED FROM INDIVIDUALS AND RETURNS RELATING TO CANCELLATION OF Indebtedness. The Master Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in [__________]. The Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

          Section 3.16. ADVANCES BY THE MASTER SERVICER. (a) Not later than the close of business on each Determination Date, the Master Servicer shall remit to the Trustee for deposit in the Collection Account an amount (as indicated in the Trustee's Remittance report prepared pursuant to Section 5.05), to be distributed on the related Distribution Date pursuant to Section 5.01, equal to the sum of (a) the interest accrued on each Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee) and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Property Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the Net Loan Rate for the most recently ended Due Period prior to the related Determination Date for the related Mortgage Loan over the net income from the REO Property transferred to the Collection Account for such Distribution Date pursuant to Section 3.07; such sum being defined herein as the "Monthly Advance".

          (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Master Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

          Section 3.17. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. Any Affiliate of the Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer and the Trustee) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

          Notwithstanding the foregoing, such Affiliate of the Seller may only exercise its option pursuant to this Section with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase.

          Section 3.18. SUPERIOR LIENS. The Master Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificateholders. Any action or inaction on the part of the Master Servicer in accordance with such written instructions shall be deemed to be in the best interests of the Certificateholders. The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Principal Balance of the related Mortgage Loan. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

          Section 3.19. ASSUMPTION AGREEMENTS. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note applicable thereto, unless: (i) the exercise of such rights is not permitted by applicable law, (ii) would impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy, (iii) would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (iv) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Property to assume the Loan. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor remains liable thereon. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Master Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach of any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 3.20. PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES. With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

          With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

                                   ARTICLE IV

                Spread Account [and Certificate Insurance Policy]

          Section 4.01. ESTABLISHMENT OF SPREAD ACCOUNT; DEPOSITS IN SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT. (a) No later than the Closing Date, the Trustee will establish and maintain for the benefit of the Certificateholders an Eligible Account titled "Spread Account, [_____________________], as trustee for the registered holders of Home Equity Loan Asset-Backed Certificates, Series 199__-__." The Spread Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of the REMIC. The Spread Account (including any investment earnings thereon) will be treated as owned by the Residual Certificateholders and contributions from the REMIC to the Spread Account will be treated as amounts distributed by the REMIC to the Residual Certificateholders and will be taxable to such Holders. Except as set forth in clause (c) of this Section 4.01, the Trustee shall, promptly upon receipt, deposit into the Spread Account and retain therein:

               (i) on each Distribution Date, the Monthly Excess Spread Amount transferred by the Trustee pursuant to Section 5.01(a)(vi); and

               (ii) upon receipt, amounts required to be deposited or to be paid by the Master Servicer pursuant to Section 5.08(e) and (f) in connection with losses and gains on investments of amounts in the Spread Account.

          (b) Amounts on deposit in the Spread Account shall be withdrawn on each Distribution Date by the Trustee in the following order of priority:

               (i) to deposit in the Distribution Account an amount equal to the excess of the Class A Remittance Amount for such Distribution Date over the Available Remittance Amount for such Distribution Date;

               (ii) to the extent that the amount then on deposit in the Spread Account exceeds the Base Spread Account Requirement as of such Distribution Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be paid to the Master Servicer and/or the Seller to the extent of any Reimbursable Amounts not previously reimbursed and the remainder to the Residual Certificateholders;

and also, in no particular order of priority:

               (iii) to invest amounts on deposit in the Spread Account in Eligible Investments pursuant to Section 5.08(f);

               (iv) to withdraw any amount not required to be deposited in the Spread Account or deposited therein in error; and

               (v) to clear and terminate the Spread Account upon the termination of this Agreement and, upon such termination, to pay the balance, if any, to the Residual Certificateholders.

         (c) On the Distribution Date on which all amounts due have been paid to the Class A Certificateholders, the Trustee, after making any withdrawals from the Spread Account required pursuant to the preceding paragraph, shall:

               (i) clear and terminate the Spread Account, liquidate any investments therein and pay any uninvested funds therein or the proceeds of such liquidation to the Master Servicer and/or the Seller to the extent of any Reimbursable Amounts and the remainder to the Residual Certificateholders; and

               (ii) pay future receipts of the Excess Spread to the Master Servicer and/or the Seller to the extent of any Reimbursable Amounts and the remainder to the Residual Certificateholders.

          (d) the Spread Account may be terminated and other assets substituted therefor including mortgage loans such as the Mortgage Loans at any time with the prior written approval of the Rating Agencies and written confirmation that such termination and substitution will not result in a downgrade of the Class A Certificates.

                                    ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders

          Section 5.01. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall distribute out of the Distribution Account to the extent of the Amount Available, the following amounts and in the following order of priority:

               (i) to the Class A Certificates, an amount allocable to interest equal to the Class A Interest Remittance Amount;

               (ii) to the Class A Certificates, an amount allocable to principal equal to the lesser of (a) the Class A Principal Balance and
          (b) the Class A Principal Remittance Amount;

               (iii) [Reserved];

               (iv) to the Master Servicer and/or Seller, Reimbursable Amounts not previously reimbursed;

               (v) to the Master Servicer, Nonrecoverable Advances not previously reimbursed;

               (vi) to the Spread Account, the Monthly Excess Spread Amount; and

               (vii) to the Residual Certificateholders, the balance, if any.

          (b) [Reserved]

          (c) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Certificates of a Class aggregating at least $[______________] Original Class A Certificate Principal Balance). Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

          (d) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Master Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          Section 5.02. CALCULATION OF THE CERTIFICATE RATE. On the second LIBOR Business Day immediately preceding each Distribution Date (referred to in this sentence as the "current Distribution Date") the Trustee shall determine LIBOR and the Certificate Rate for the Distribution Date next succeeding such current Distribution Date and inform the Master Servicer (at the facsimile number given to the Trustee in writing) of such rate.

          Section 5.03. [Reserved]

          Section 5.04. COMPENSATING INTEREST. Not later than the close of business on each Determination Date, the Master Servicer shall remit to the Trustee for deposit to the Collection Account an amount equal to the lesser of
(A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section.

          Section 5.05. STATEMENTS. (a) Not later than 12:00 noon [________] time on the fourth Business Day following the last day of a Due Period, the Master Servicer shall deliver to the Trustee a computer tape containing the information set forth on Exhibit D as to each Mortgage Loan as of such Due Period and such other information as the Trustee shall reasonably require. Not later than 12:00 noon California time on the Determination Date, the Trustee shall deliver to the Master Servicer and the Depositor, by telecopy, with a hard copy thereof to be delivered on the succeeding Distribution Date, a statement (the "Trustee's Remittance Report") containing the information set forth below with respect to such Distribution Date:

               (i) The Available Remittance Amount and the Certificate Rate for the related Distribution Date;

               (ii) The Class A Principal Balance and the Pool Balance as reported in the prior Trustee's Remittance Report pursuant to subclause (xii) below, or, in the case of the first Determination Date, the Original Class A Certificate Principal Balance and the Cut-Off Date Pool Principal Balance;

               (iii) The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the Due Period;

               (iv) The amount of all Curtailments that were received during the Due Period;

               (v) The principal portion of all Monthly Payments received during the Due Period;

               (vi) The amount of interest received on the Mortgage Loans;

               (vii) The amount of the Monthly Advances and the Compensating Interest payment to be made on the Determination Date;

               (viii) The delinquency and foreclosure information set forth in the form attached hereto as Exhibit L;

               (ix) The Class A Principal Remittance Amount for the Distribution Date with the components thereof stated separately and the Class A Interest Remittance Amount for the Distribution Date, stating separately the components of any Mortgage Loan Interest Shortfall;

               (x) [The amount of the Insured Payments, if any, to be made on the Distribution Date;]

               (xi) The amount to be distributed to the Residual
          Certificateholders for the Distribution Date;

               (xii) The Class A Certificate Principal Balance and the Pool Principal Balance after giving effect to the distribution to be made on the Distribution Date;

               (xiii) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

               (xiv) The Servicing Fee pursuant to Section 5.01;

               (xv) The amount of all payments or reimbursements to the Master Servicer pursuant to Section 3.03;

               (xvi) The Pool Factor determined using the balances in subclause
          (xii) above, computed to six (6) decimal places;

               (xvii) The percentage of the Excess Spread used to determine the Monthly Excess Spread Amount, the Excess Spread, the Monthly Excess Spread Amount, the Spread Account Excess and the allocation of the Spread Account Excess to Reimbursable Amounts, Monthly Advances and Residual Certificateholders pursuant to Section 4.01;

               (xviii) The amounts which are reimbursable to the Master Servicer or the Seller, as appropriate, pursuant to Sections 5.01(a)(iv) and
          (v) and the amount paid to Residual Certificateholders pursuant to
          Section 5.01(a)(vii);

               (xix) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period; and

               (xx) the amount on deposit in the Spread Account after the Distribution Date.

          The Trustee shall forward such report to the Master Servicer, the Depositor, the Certificateholders and the Rating Agencies on the Distribution Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Master Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (ii), (xi) and (xvi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $[_________] original dollar amount as of the Cut-Off Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (ix) and (xiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall forward to the Residual Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Residual Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

          (e) The Master Servicer and the Trustee shall furnish to each Certificateholder (if requested in writing), during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder may reasonably require; PROVIDED, that the Master Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

          (f) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or to the Rating Agencies, the Depositor. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

          Section 5.06. [Intentionally Omitted]

          Section 5.07. DISTRIBUTION ACCOUNT. The Trustee shall establish with [_________________________], a separate trust account (the "Distribution Account") titled "[_________________________], as Trustee, in trust for the registered holders of Home Equity Loan Asset-Backed Certificates, Series 199__-__." The Distribution Account shall be an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.08.

          Section 5.08. INVESTMENT OF ACCOUNTS. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. Except as provided in Section 5.08(f), no such investment in any Account shall mature no later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies).

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 5.08 is the cause of such loss or charge.

          (c) Subject to Section 9.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 5.08).

          (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Master Servicer shall from time to time direct as set forth in Section 5.08(a), but only in one or more Eligible Investments.

          (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing Fee), and otherwise shall be deposited in the Spread Account, and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Master Servicer shall deposit in the Collection Account, the Distribution Account or the Spread Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefore from its own funds. Income or gain from Eligible Investments held in the Spread Account shall be deposited into the Spread Account.

          (f) Amounts on deposit in the Spread Account may be invested in accordance with the following guidelines:

               (1) as of any date of determination, no less than the greater of
          (i) an amount equal to [__]% times the Base Spread Account Requirement and (ii) an amount equal to the sum of the aggregate Principal Balances of Mortgage Loans that have converted to REO Properties and Mortgage Loans in foreclosure, but, in the case of both clauses (i) and (ii) hereof, in no event more than the Base Spread Account Requirement, shall mature no later than the Business Day immediately preceding the next Distribution Date; and

               (2) as of any date of determination, no more than the greater of
          (i) an amount equal to [__]% times the Base Spread Account Requirement and (ii) an amount equal to the sum of the aggregate Principal Balances of Mortgage Loans that have converted to REO Properties and an amount equal to [__]% times the aggregate Principal Balances of Mortgage Loans that are 90 or more days delinquent (including Mortgage Loans in foreclosure), but, in the case of both clauses (i) and (ii) hereof, in no event more than the Base Spread Account Requirement, may mature no later than the Business Day immediately preceding the second succeeding Distribution Date; and

               (3) as of any date of determination, the excess of the amounts on deposit in the Spread Account over the amounts described in Section 5.08(f)(1) and (2) may mature no later than the Business Day next preceding the third succeeding Distribution Date;

PROVIDED, HOWEVER, that amounts on deposit in the Spread Account may mature at a later date than that set forth in clauses (1), (2) and (3) above, upon receipt by the Trustee of the confirmation in writing from each Rating Agency that such investment's maturity shall not result in a downgrade of the Class A Certificates.

                                   ARTICLE VI

                                The Certificates

          Section 6.01. THE CERTIFICATES. The Class A Certificates and Residual Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust. The Class A Certificates shall be initially evidenced by one or more certificates representing the entire Original Class A Certificate Principal Balance and shall be held in minimum dollar denominations of $[_____] and integral dollar multiples in excess thereof, except that one Class A Certificate may be in a different denomination so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance.

          The Residual Certificates (except for the Tax Matters Person Residual Interest) shall each be offered in fully registered form in minimum Percentage Interests of [___]% and integral multiples of [___]% in excess thereof (except one Residual Certificate which may be offered in a Percentage Interest which is not an integral multiple of [___]%.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Class A Certificates shall be Book-Entry Certificates. The Residual Certificates shall not be Book-Entry Certificates.

          Section 6.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: registration of such Certificates may not be transferred by the Trustee except to another Depository; the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

          (c) If (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Depositor is unable to locate a qualified successor, the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or after the occurrence of an Event of Default, the Certificate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Depositor's expense, in the case of (i) and (ii) above, or the Seller's expense, in the case of (iii) above, execute and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit K) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Residual Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Depositor, or (ii) in the case of a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Residual Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the Transferee by its acceptance of such Certificate. In addition, any purported transfer of a Residual Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

          Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to such consent, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           A. an affidavit in the form of Exhibit G hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was not registered upon the express written consent of the Trustee. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Depositor will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC.

         The Tax Matters Person Residual Interest shall at all times be registered in the name of the Trustee.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 6.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 6.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

          Section 6.05. APPOINTMENT OF PAYING AGENT. (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

          (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VII

                The Seller, the Master Servicer and the Depositor

          Section 7.01. LIABILITY OF THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR. The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 7.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER, THE MASTER SERVICER OR THE Depositor. Any corporation into which the Seller, the Master Servicer or Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Master Servicer or the Depositor, shall be the successor of the Seller, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder and, provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to
Section 9.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.03(ix). The Master Servicer's right to indemnity or reimbursement pursuant to this Section
7.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

          Section 7.04. MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Certificates; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of
(i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Master Servicer pursuant to any provision of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

          Section 7.05. DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in
Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Master Servicer shall provide the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

          Section 7.06. INDEMNIFICATION OF THE TRUSTEE AND THE DEPOSITOR BY THE MASTER SERVICER. The Master Servicer shall indemnify and hold harmless the Trustee and the Depositor and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Depositor shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 7.06 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     Default

          Section 8.01. EVENTS OF DEFAULT. (a) If any one of the following events ("Events of Default") shall occur and be continuing:

               (i) The failure by the Master Servicer to make any Monthly Advance to the extent of the full amount of the Class A Interest Remittance Amount; or (B) any other failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interest constituting such Class; or

               (ii) The failure by the Master Servicer to make any required Servicing Advance or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders of any Class evidencing not less than 25% of the aggregate Percentage Interest constituting such Class; or

               (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 12:00 Noon New York time on the second Business Day prior to the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Master Servicer and to the Trustee shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and assume, pursuant to Section 8.02 hereof, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii), (iii) and (iv), the Trustee may, and at the direction of the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 25%, by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates), the Trustee shall, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 8.01(i) for a period of ten Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee, and the Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Events of Default.

          Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to
Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.06.

          Section 8.03. WAIVER OF DEFAULTS. The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 8.04. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                                   ARTICLE IX

                                   The Trustee

          Section 9.01. DUTIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 51%; PROVIDED, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.02;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

               (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non- compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), or any Subservicer taken in the name of the Trustee; the failure of the Master Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01(f). The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

          Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer or the Depositor.

          Section 9.05. MASTER SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse, except as provided in Section 2.13(g), the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, except as provided in Section 2.13(g), the Master Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses
(i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

          Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of [______], and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.07. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee; PROVIDED, HOWEVER, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee. If the Depositor or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          The Holders of Certificates evidencing Percentage Interests aggregating over 50% of all Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

          Section 9.08. SUCCESSOR TRUSTEE. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          Section 9.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 9.11. LIMITATION OF LIABILITY. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

          Section 9.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

          Section 9.13. SUITS FOR ENFORCEMENT. In case an Event of Default or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

                                    ARTICLE X

                                   Termination

          Section 10.01. TERMINATION. (a) The respective obligations and responsibilities of the Seller, the Master Servicer, the Depositor, and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the earliest of the day following the Distribution Date on which the distribution made to Class A Certificateholders has reduced the Class A Principal Balance to zero, the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 10.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the Distribution Date in ________ 20__; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last surviving descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          In addition, subject to Section 10.02, the Seller or the Depositor may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than [___]% of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (x) the greater of (i) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property, and (ii) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which shall be delivered to the Trustee by the Master Servicer) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO Property, and (y) the greater of (a) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (b) 30 days' interest thereon at a rate equal to the Net Loan Rate (the "Termination Price").

          Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Class A Certificateholders mailed not earlier than the [__]th day and not later than the [__]th day of the month next preceding the month of such final distribution specifying the Distribution Date upon which final distribution of the Class A Certificates will be made upon presentation and surrender of Class A Certificates at the office or agency of the Trustee therein designated, the amount of any such final distribution and that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee therein specified.

          (c) Upon presentation and surrender of the Class A Certificates, the Trustee shall cause to be distributed to the holders of Class A Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Class A Certificateholders pursuant to Section
5.01 for such Distribution Date.

          (d) In the event that all of the Class A Certificateholders shall not surrender their Class A Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Class A Certificateholders to be withdrawn therefrom and credited to the remaining Class A Certificateholders by depositing such funds in a separate escrow account for the benefit of such Class A Certificateholders and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Class A Certificateholders to surrender their Class A Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class A Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Class A Certificateholders concerning surrender of their Class A Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) In the event that the Master Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

                    (i) Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of the Trust meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                    (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash; and

                    (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders the Class A Principal Balance, plus one month's interest thereon at the Certificate Rate and (B) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the Trust shall terminate at such time.

          (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate, and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01. AMENDMENT. This Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee, in each case without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein,
(iii) to add to the duties of the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Seller, the Depositor nor the Master Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the Trust as a REMIC; PROVIDED, HOWEVER, that (x) as evidenced by an Opinion of Counsel (at the expense of the requesting party) in each case such action shall not, adversely affect in any material respect the interest of any Certificateholder, (y) in each case, such action is necessary or desirable to maintain the qualification of the Trust as a REMIC or shall not adversely affect such qualification and (z) if the opinion called for in clause
(x) cannot be delivered with regard to an amendment pursuant to clause (vi) above, such amendment is necessary to maintain the qualification of the Trust as a REMIC; and PROVIDED, FURTHER, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Certificates.

          This Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee, without the consent of any of the Certificateholders, to provide for termination of the Spread Account or the substitution of assets in the Spread Account as contemplated in Section 4.01(d).

          This Agreement also may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee, and the Master Servicer with the consent of the Holders of each Class of Certificates which is affected by such amendment, evidencing Percentage Interests aggregating not less than 66%, and in the case of an amendment to this Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

          Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of either the Trust as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust as a REMIC.

          Prior to the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          Section 11.02. RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders. The Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

          Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.05. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to in the case of the Depositor, [______________], Attention:
[___________________], (b) in the case of the Master Servicer, [_________________], Attention: [___________], (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of [__________], [___________], and (f) in the case of [__________], [___________], or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

          Section 11.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Depositor or the Master Servicer without the prior written consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66b%.

          Section 11.08. CERTIFICATES NONASSESSABLE AND FULLY PAID. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

          Section 11.09. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

          Section 11.10. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 11.11. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                         DIRECTORS ASSET CONDUIT
                                         CORPORATION, as Depositor


                                         By-----------------------------------
                                         Title:


                                         NORWEST MORTGAGE, INC.,
                                         as Seller


                                          By----------------------------------
                                          Title:


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION,
                                          as Master Servicer


                                         By-----------------------------------
                                           Title:


                                         [________________________]
                                          as Trustee


                                         By-----------------------------------
                                         Title:

State of New York       )
                        ) ss.:
County of New York      )

          On the ___ day of _________, 199__ before me, a notary public in and for the State of New York, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, ________ _____; that he is the ____________________ of
[Name], a [______________] corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                -----------------------------
                                                Notary Public

[Notarial Seal]

 State of New York         )
                           ) ss.:
County of New York         )

          On the ___ day of _________, 199__ before me, a notary public in and for the State of New York, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, ________ _____; that he is the ____________________ of
[Name], a [______________] corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                              -------------------------------
                                              Notary Public

[Notarial Seal]

 State of New York         )
                           ) ss.:
County of New York         )

          On the _____ day of ___________, 199__ before me, a notary public in and for the State of [_______________], personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________ of [____________________], a [________________], one of
the parties that executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                              -------------------------------
                                              Notary Public

[Notarial Seal]

 State of New York      )
                        ) ss.:
County of New York      )

          On the ____ day of __________, 19__ before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that she resides at ___________________________, ____________________; that she is the
______________________ of [_________________________], a
[_________________________], one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


                                              -------------------------------
                                              Notary Public


[Notarial Seal]

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-X

           APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND UNDERTAKING

A.       Name of Issuer or Person filing ("Filer"):

B.       This is [check one]:

         [x] an original filing for the Filer

         [ ] an amended filing for the Filer

C. Identify the filing in conjunction with which this Form is being filed:

         Name of registrant:

         Form type:  Form F-10

         File Number (if known):

         Filed by:

         Date filed:  Concurrently herewith.

D. The Filer is incorporated under the laws of [___________]and has its principal place of business at [-----------------------] [----------].

E. The Filer designates and appoints CT Corporation System ("Agent") located at 1633 Broadway, New York, New York 10019, (212) 664-1666, as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in

         (a) any investigation or administrative proceeding conducted by the Commission; and

         (b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made of purported to be made in connection with the securities registered or qualified by the Filer on Form F-10 on August __, 1997, or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer
                  with the Commission on Schedule   13E-4F, 14D-1F or
                  14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939, as amended. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding shall be effected by service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.       Each person filing this Form in connection with:

         (a) the use of Form F-9, F-10, 40-F or SB-2 or Schedule 13K-4F, 14D-1F or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

         (b) the use of Form F-8 or Form F-80 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8 or Form F-80;

         (c) its status as trustee with respect to securities registered on Form F-7, F-8, F-9, F- 10, F-80 or SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and

         (d) the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

Each filer further undertakes to advise the Commission promptly of any change to the Agent's name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G. Each person filing this Form, other than a trustee filing in accordance with General Instruction I.(e) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to:
         the   Forms, Schedules and offering statements described in
         General Instructions I.(a), I.(b), I.(c), I.(d) and I.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

         The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of [__________] this ____ day of [________], 1997.


                                           By
                                              Name:-------------------------
                                              Title:-------------------------

          This statement has been signed by the following persons in the capacities and on the dates indicated.


                                              CT Corporation System
                                              Registered Agent